Form N-SAR
Item 77Q(1)(e)
Copies of Any New or Amended Registrant Investment Advisory Contracts The RBB Fund, Inc.

1.	Form of Investment Advisory Agreement (Campbell Core Carry
Fund) between Registrant and Campbell & Company Investment
Adviser LLC is incorporated herein by reference to Post-
Effective Amendment No. 181 to the Registrant's
Registration Statement (No. 33-20827) filed on October 2,
2015.

2.	Form of Investment Advisory Agreement (Campbell Core Carry
Fund) between Campbell Core Carry Offshore Limited and
Campbell & Company Investment Adviser LLC is incorporated herein by reference to Post-Effective Amendment No. 181 to the Registrant's Registration Statement (No. 33-20827) filed on October 2, 2015.

3.	Form of Contractual Fee Waiver Agreement (Campbell Core
Carry Fund) between Registrant and Campbell & Company LLC is incorporated herein by reference to Post-Effective
Amendment No. 181 to the Registrant's Registration
Statement (No. 33-20827) filed on October 2, 2015.

4.	Form of Contractual Fee Waiver Agreement (Boston Partners
Emerging Markets Long/Short Fund) between Registrant and
Robeco Investment Management, Inc. is incorporated herein by reference to Post-Effective Amendment No. 193 to the Registrant's Registration Statement (No. 33-20827) filed on
February 29, 2016.